UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2016

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)

(415) 283-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Broadview Purchase and Sale Agreement

On June 30, 2016, Pattern Energy Group Inc. (“Pattern Energy”) entered into a Purchase and Sale Agreement (the “Broadview PSA”) with Pattern Renewables LP, a Delaware limited partnership and controlled affiliate of Pattern Development (as defined below) (“Broadview Seller”), and Pattern Energy Group LP (“Pattern Development”). The Broadview PSA provides for, among other things, the purchase (the “Acquisition”) by Pattern Energy at commercial operations of the Wind Projects (as defined below), currently estimated to occur in the first half of 2017, of 100% of the membership interests in Broadview Finco Pledgor LLC (the “Target”), which indirectly owns 100% of the membership interests in Broadview B Member LLC (the “Class B Member”) which indirectly owns 100% of the membership interests in Broadview Energy Holdings LLC which owns 100% of the membership interests in Broadview Energy Project Finco LLC, which owns 100% of the membership interests in each of Broadview Energy KW, LLC and Broadview Energy JN, LLC (the “Wind Project Companies”), which Wind Project Companies own the Broadview Energy KW wind project and the Broadview Energy JN wind project (together, the “Wind Projects”), respectively, and the Target indirectly owns 99% of the membership interests in Western Interconnect LLC (the “Transmission Project Company”), which owns the Western Interconnect Transmission Line (the “Transmission Project” and together with the Wind Projects, the “Projects”).

The Wind Projects together form 324 MW of wind capacity along the New Mexico / Texas border, and the Transmission Project is a 35-mile transmission line which will run from the Wind Projects to the existing Public Service of New Mexico 345kV transmission system. The purchase consideration includes, among other things, the payment by Pattern Energy to Broadview Seller of (1) a cash amount of approximately $269 million at the closing of the Acquisition and (2) in connection with the commercial operations of the Grady project, a further contingent post-closing payment currently estimated to be approximately $19 million. The Grady project is a wind project on the identified ROFO list being separately developed by Pattern Development which is expected to begin full construction not earlier than 2017, and which intends to interconnect through the Transmission Project. The contingent post-closing payment is intended to reflect the fair value of Pattern Energy’s interest in the incremental transmission wheeling revenue from the addition of the Grady project which the Transmission Project Company will receive from the Grady project subject to certain adjustments.

The obligations to consummate the transactions contemplated by the Broadview PSA are subject to the satisfaction or waiver of various customary conditions, including, among others, (1) no violation of governmental rules, and no order of any court or administrative agency being in effect which restrains or prohibits the transactions contemplated by the Broadview PSA, (2) subject to certain exceptions, the accuracy of the representations of the other party set forth in the Broadview PSA, and (3) in the case of Pattern Energy, confirmation that the tax equity investors are ready, willing, and able to fund their contributions under the Equity Capital Contribution Agreement by and among the tax equity investors, the Class B Member and Broadview Energy Holdings LLC with respect to the Wind Projects (the “ECCA”).

The Broadview PSA provides for certain limited rights, held by both parties, to terminate the Broadview PSA, including if the transactions contemplated by the Broadview PSA have not been consummated by September 30, 2017.

The Broadview PSA includes customary representations by Broadview Seller and Pattern Energy, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title, no litigation or adverse claims, and tax matters with respect to the underlying Projects. The Broadview PSA provides for customary indemnification by Broadview Seller and by Pattern Energy, as applicable, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.

The aggregate funding by Pattern Energy to acquire and complete the Projects (including the cash purchase consideration described above and funds that will enable the Class B Member to perform its funding obligations under the ECCA, but excluding the contingent post-closing Grady additional payment) is estimated to be approximately $269 million.

Pattern Energy expects to fund the contemplated cash purchase consideration under the PSA using available liquidity and long-term project holding company debt financing commitments (the “Project Holdco Financing Commitments”) which total up to $160 million and have various maturities from five to ten years.

Pattern Energy believes that it will not need to raise equity in order to complete the Acquisition; however, it retains the flexibility to use retained cash flow or raise equity, corporate debt, project holding company debt or other financing arrangements prior to the closing of the Acquisition in lieu of using one or more of the Project Holdco Financing Commitments.

At the closing of the Acquisition, Pattern Energy will also enter into assignment and assumption agreements pursuant to which Pattern Energy will assume certain rights and obligations relating to agreements Broadview Seller entered into with the original project developers of the Wind Projects and the Transmission Project and from whom Broadview Seller had purchased such Projects.

The Broadview PSA was recommended by the Conflicts Committee of Pattern Energy’s board of directors (the “Pattern Energy Board of Directors”), which is comprised solely of independent directors, for approval by the Pattern Energy Board of Directors, and approved by the Pattern Energy Board of Directors.

Affiliates of KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC, agents under Pattern Energy’s at-the-market program (the “ATM Program”), have made commitments under the Project Holdco Financing Commitments, and an affiliate of RBC Capital Markets, LLC, an agent under the ATM Program, holds a passive equity ownership interest in the Wind Projects.

The foregoing description of the Broadview PSA does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Broadview PSA, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 30, 2016, Pattern Energy issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained or incorporated by reference in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the Acquisition and the financing transactions related thereto. These forward-looking statements represent Pattern Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this current report will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, including conditions to consummation of the Acquisition, certain of which are outside of Pattern Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Pattern Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Pattern Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in Pattern Energy’s Annual Report on Form 10-K for the year ended December 31, 2015 and Pattern Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. The risk factors and other factors noted in these documents could cause actual events or Pattern Energy’s actual results to differ materially from those contained in any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of June 30, 2016, by and between Pattern Energy Group Inc., Pattern Renewables LP, and Pattern Energy Group LP.

99.1	Press Release issued by Pattern Energy Group Inc. dated June 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2016

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
	Name:	Kim H. Liou
	Title:	Secretary